UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2017

PEBBLEBROOK HOTEL TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7315 Wisconsin Avenue, 1100 West, Bethesda, Maryland		20814
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(240) 507-1300

Not Applicable
_____________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On June 30, 2017, Pebblebrook Hotel Trust (the “Company”) convened its 2017 Annual Meeting of Shareholders. The matters on which the shareholders voted on June 30, 2017, in person or by proxy, were:

(i)	the election of the trustees of the Company to serve until its 2018 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

(ii)	the ratification of the appointment of KPMG LLP to serve as the Company’s independent registered public accountants for the year ending December 31, 2017;

(iii)	the approval, in an advisory and non-binding vote, of the compensation of the Company’s named executive officers;

(iv)	a non-binding shareholder proposal from UNITE HERE (the "Union") to adopt a majority voting standard in uncontested elections of trustees; and

(v)	a recommendation, in an advisory and non-binding vote, of whether a non-binding shareholder vote to approve the compensation of our named officers should occur every one, two or three years.
All of the trustee nominees were elected, the ratification to select the independent registered public accountants was approved, the compensation of the Company’s named executive officers was approved, the shareholder proposal from the Union to adopt a majority voting standard in uncontested elections of trustees was approved and the recommended frequency of conducting a non-binding vote on executive compensation was one year. The results of the voting were as set forth below.
Proposal 1 - election of trustees:

Trustee	Votes For	Votes Withheld	Broker Non-Votes
Jon E. Bortz	63,077,336	1,484,011	2,483,070
Cydney C. Donnell	63,479,846	1,081,501	2,483,070
Ron E. Jackson	53,661,046	10,900,301	2,483,070
Phillip M. Miller	46,368,754	18,192,593	2,483,070
Michael J. Schall	53,667,833	10,893,514	2,483,070
Earl E. Webb	53,224,153	11,337,194	2,483,070
Laura H. Wright	63,581,227	980,120	2,483,070

As previously reported, a major third-party proxy advisory service recommended that its clients vote in line with all of the Board’s recommendations for this annual meeting with one exception. For this Proposal 1, the proxy advisory service recommended to withhold votes from four highly qualified and experienced trustee nominees, who collectively currently comprise the Company’s Nominating and Corporate Governance Committee, based solely on the advisory service’s new policy concerning binding proposals to amend bylaws. The “withhold” recommendation was made despite the facts that (i) at last year’s annual meeting, the Company’s shareholders overwhelmingly rejected a proposal that would have satisfied the proxy advisory service’s policy; and (ii) in 2016, the Board, upon the recommendation of the Nominating and Corporate Governance Committee itself, granted the Company’s shareholders both the right to amend the Company’s bylaws and the right to proxy access.

The voting results of this Proposal 1 demonstrated overwhelming support by the Company’s shareholders for all of the trustee nominees, including all of the members of the Nominating and Corporate Governance Committee, notwithstanding the negative recommendation from the proxy advisory service.  The trustee nominees who are not members of the Nominating and Corporate Governance Committee received, on average, 98% of the votes cast.  The trustee nominees who are members of the Nominating and Corporate Governance Committee received, on average, 80% of the votes cast.  Overall, the trustee nominees received, on average, 88% of the votes cast.

Proposal 2 - ratification of the appointment of independent registered public accountants:

Votes For	Votes Against	Abstentions
66,009,415	1,025,446	9,556

Proposal 3 - approval of compensation of named executive officers:

Votes For	Votes Against	Abstentions
62,521,768	1,971,888	67,691

Proposal 4 - non-binding shareholder proposal from the Union to adopt a majority voting standard in uncontested elections of trustees:

Votes For	Votes Against	Abstentions
63,428,555	1,080,679	52,113

Proposal 5 - non-binding recommendation of the frequency of conducting a non-binding vote on executive compensation:

1 Year	2 Years	3 Years	Abstentions
60,721,294	14,887	3,775,166	50,000

In light of the voting results on this Proposal 5, the Board Trustees of the Company has determined that the Company will include an advisory vote on executive compensation in the Company’s proxy materials each year until the next advisory vote on the frequency of future advisory votes on executive compensation required by applicable law, which will occur not later than our 2023 annual meeting of shareholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

July 5, 2017	By:	/s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary